Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 23, 2011, relating to the consolidated financial statements of Premier Exhibitions, Inc., appearing in the Annual Report on Form 10-K of Premier Exhibitions, Inc. for the year ended February 28, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
July 15, 2011